EXHIBIT 99.1

Contacts:
Shelly Matincheck, Investor Relations
703.460.5822
ShellyM@webMethods.com

Steve Lunceford, Media Relations
703.460.5983
Steve.Lunceford@webMethods.com

webMethods Reports Third Quarter Financial Results

Second consecutive quarter of license and total revenue growth and pro forma profitability

FAIRFAX, Va. – February 3, 2005 – webMethods, Inc. (Nasdaq: WEBME), a leading provider of business integration software, today announced financial results for its fiscal third quarter ended December 31, 2004. Total revenue for the fiscal third quarter was $55.0 million. License revenue for the quarter was $26.0 million. Under U.S. generally accepted accounting principles (GAAP), the company’s net income for the December 2004 quarter was $48,000, or $0.00 per share. Excluding certain charges that are described below in “Non-GAAP Financial Measures,” the company reported pro forma net income of $932,000, or $0.02 per share, in the December 2004 quarter. Important information regarding these pro forma results is provided below under “Non-GAAP Financial Measures” and should be read to better understand the charges excluded in pro forma results and why pro forma information is presented. Year-to-date financial information and comparisons to financial information in prior-year periods are not presented because webMethods is restating financial statements and financial information for those periods, as announced in a separate press release and as noted below.

“Our second consecutive quarter of license and total revenue growth and pro forma profitability, as well as our ability to close seven contracts greater than a million dollars, illustrates that our key operating strategies are finding success in the marketplace,” said David Mitchell, president and CEO, webMethods, Inc. “The launch of our webMethods Fabric software suite once again set the standard for the business integration market, and provided us with key competitive advantages,” Mitchell continued. “Our successful Integration World customer event provided an opportunity for customers to learn how webMethods is helping firms such as Motorola and Johnson & Johnson truly change their businesses for the better – delivering real value and return on nearly all their IT investments.”

Additional December 2004 Quarterly Financial Highlights:

•	Cash and marketable securities at December 31, 2004 totaled $145.9 million.

•	International revenue accounted for approximately 43% of total revenue.

Financial Outlook: Based on currently available information, webMethods anticipates total revenue in the quarter ending March 31, 2005 will be in the range of $52 to $56 million. Pro forma net income per share for the March 2005 quarter is anticipated to be in the range of a pro forma loss of $0.03 per share to pro forma net income per share of $0.03. Pro forma net income for the March 2005 quarter is expected to exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible assets, which are expected to total approximately $1.3 million.

Technology Highlights: With the release of webMethods Fabric in early October 2004, webMethods continued executing against its strategy of developing and delivering the next generation of business integration technology. webMethods Fabric combines proven business process integration, assembly, and optimization capabilities with an enterprise-class, service-oriented architecture. webMethods Fabric can reach into all of the existing IT assets of the enterprise, extend those assets by exposing the integrations and underlying business processes as services, and then instrument the services to provide real-time operational and business metrics about the performance of each service.

The ability to readily obtain these types of metrics and act on key performance indicators in real-time is a unique capability of webMethods Fabric. It’s delivered through Smart Services™ and Smart Processes™ — business components that are self-aware, self-diagnostic, and predictive without requiring manual programming of key performance indicators. Smart Services and Smart Processes will “learn” how a business process operates in real time. In fact, the longer webMethods software is in place, the greater the knowledge and the greater the value of the data it can return, providing unparalleled real-time visibility and intelligence into the health and status of any business process.

By using webMethods Fabric to increase Business Process Productivity, organizations are better able to differentiate themselves by “how” they conduct business, not merely by “what” products or services they offer. All of this translates into greater customer satisfaction, increased profitability, improved return on new and existing IT investments, and greater control over, and visibility into, the business.

Global Customer Wins: webMethods won new and additional business in the December 2004 quarter with strategic customers worldwide. The company continued momentum in several vertical industries, with particular strength in financial services, manufacturing and retail/consumer packaged goods. The following companies represent important new and follow-on business that closed during the December 2004 quarter: ABN AMRO Bank NV, Aeroexchange, Cabot Corporation, Coors Brewing Company, Countrywide Home Loans, Fairfax County Public Schools, First Tennessee Bank, Freddie Mac, ING Canada, Ingersoll-Rand, Key Bank, Louisiana-Pacific Corporation, Motorola, National Bank of Canada, Nielsen Media Research, Pharmavite, PolyOne, Robert Bosch, RubberNetwork, Standard Register, SWIFT, and True Commerce Software, among others.

Record Number of Customer Projects Move Into Production: In the December 2004 quarter, webMethods documented approximately 165 customer projects that moved into production. Global customers that moved projects into production in the December 2004 quarter included: Adobe Systems, AEP Energy Services, Analog Devices, Bank of America, Baxter Healthcare, Big Lots, Carnival Cruise Lines, Corporate Express, Freddie Mac, First Energy Corp, Georgia-Pacific, ING North America, International Paper, Johnson & Johnson, LaFarge North America, Logitech, Lowe’s, Medtronic, Motorola, National City Corp., National Foods Holdings, Panasonic UK, Robert Bosch, SAIC, Solectron, Sony Pictures Entertainment, Toshiba America Information Systems, Trane, Unique Zurich Airport, US Freightways, Vodafone Portugal, Wells Fargo, and Woolworth’s Ltd., among others.

webMethods Partners for Success: During the quarter, webMethods announced a strategic partnership with Global eXchange Services, or GXS, a leading global integration services provider. Together, the firms will resell, develop and market end-to-end business integration solutions. The agreement will allow businesses to seamlessly collaborate with all of their vendors and partners, regardless of size or geography, improving operating efficiencies and customer service.

Additionally, global systems integrator partners, such as Accenture, BearingPoint, Capgemini, Crowe Chizek, Deloitte, EDS, and TCS contributed to webMethods’ revenue through direct influence in key vertical wins.

webMethods to Restate Financials Based on Audit Committee’s Independent Investigation: webMethods has issued a press release announcing that its Audit Committee has completed an independent investigation into certain transactions of the company’s Japanese subsidiary. Based on the findings of the investigation, webMethods announced that it will restate its financial statements for fiscal year 2004 (ended March 31, 2004), as well as quarterly financial statements for fiscal year 2004 and the first quarter of fiscal year 2005. The company also will adjust previously-announced financial results for the second quarter of fiscal year 2005. The company currently estimates its previously reported financial statements for fiscal year 2004 overstate total revenue by approximately 3%, and understate total revenue for the first quarter of fiscal year 2005 less than 1%. Those financial statements and financial information can no longer be relied upon. Accordingly, webMethods cannot provide in this release year-to-date financial information, comparisons to financial information in prior-year periods or certain balance sheet data as of December 31, 2004 or prior dates.

Conference Call Information: webMethods will host a conference call at 5:00 p.m. Eastern Time today to discuss the company’s fiscal third quarter financial results, its future guidance and the findings of its internal investigation, also announced this afternoon. The conference call will be available via webcast at www.webmethods.com/investors.

A replay of this call will be available through February 11, 2005 at www.webmethods.com/investors or via dial-in at 1-888-203-1112 in North America and 1-719-457-0820 outside North America. The confirmation number is 284003.

Non-GAAP Financial Measures
This press release contains pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items and include a provision for income taxes in the December 2004 quarter. Pro forma results for the December 2004 quarter exclude amortization of deferred-stock compensation and warrant charges, amortization of intangible asset charges, and include a provision for income taxes based on a 35 percent combined tax rate. The financial information attached to this press release reconciles the pro forma operating results given above for the December 2004 quarter to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

Pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical results of operations and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of certain investors and securities analysts.

About webMethods, Inc.
webMethods (NASDAQ: WEBME) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,200 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

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webMethods is a registered trademark, Smart Services and Smart Processes are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, the size and quality of our pipeline, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, expenses, net earnings or loss pro forma earnings or loss per share and costs of investigations, legal compliance matters or internal control documentation, remediation and testing), expected financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or geographic regions of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; restatements of financial statements and financial information based upon investigations; impact upon operations of investigations, legal compliance matters or internal controls review, improvement and remediation; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses, including costs of investigations, legal compliance matters or internal controls review, improvement and remediation; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of competitive and pricing pressures; impact of changes in management or staff levels; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2004 , and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2004, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Condensed Consolidated Income Statement
(In thousands, except shares and per share data)
(Unaudited)

Three Months Ended
December 31,
2004

Revenue
License	$25,953
Professional services	11,854
Maintenance	17,156

Total revenue	54,963

Cost of revenue
Amortization of intangibles	599
License	252
Professional services and maintenance	13,765

Total cost of revenue	14,616

Gross profit	40,347

Operating expenses

Sales and marketing:
Stock based compensation and warrant charge	661
Other sales and marketing costs	22,102
Research and development	10,877
General and administrative	7,093

Total operating expenses	40,733

Operating loss	(386)

Interest income and other, net	560

Net income before taxes	$174

Provision for income taxes	126

Net income	$48

Basic and fully diluted net income per share	$0.00

Shares used in computing per share amount
Basic	53,155,607
Fully Diluted	53,651,756

Pro forma net income per share excluding certain expenses (a)

Net income excluding certain expenses (a)	932

Net income per share (a)
Basic	$0.02
Fully Diluted	$0.02

Shares used in computing per share amount
Basic	53,155,607
Fully Diluted	53,651,756

(a) Excludes stock based compensation and warrant charge, amortization of intangibles and includes projected pro forma tax expense.

1) The projected pro forma effective tax rate for the three months ended December 31, 2004 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

webMethods, Inc. Pro Forma Condensed Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Income
(in thousands, except shares and per share data)
(Unaudited)

	Three Months
	Ended
	December 31, 2004

	As Reported	Adjustments*	As Adjusted

Revenue
License	$25,953	$—	$25,953
Professional services	11,854	—	11,854
Maintenance	17,156	—	17,156

Total revenue	54,963	—	54,963

Cost of revenues
Amortization of intangibles	599	(599)	—
License	252	—	252
Professional services and maintenance	13,765	—	13,765

Total cost of revenue	14,616	(599)	14,017

Gross profit	40,347	599	40,946

Operating expenses

Sales and marketing	22,763	(661)	22,102
Research and development	10,877	—	10,877
General and administrative	7,093	—	7,093

Total operating expenses	40,733	(661)	40,072

Operating income (loss)	(386)	1,260	874

Interest income and other, net	560	—	560

Net income before taxes	174	1,260	1,434

Provision for income taxes	126	376	502

Net income	$48	$884	$932

Net income per share

Basic			$0.02
Fully Diluted			$0.02

Shares used in computing per share amount
Basic			53,155,607
Fully Diluted			53,651,756

* Excludes stock based compensation and warrant charge, amortization of intangibles and includes projected pro forma tax expense.

1) The projected pro forma effective tax rate for the three months ended December 31, 2004 of 35% has been used to adjust the provision for income taxes for pro forma purposes.